Exhibit 31.02

CERTIFICATION

I, Teresa S. Madden, certify that:

1.	I have reviewed this report on Form 10-Q/A of Northern States Power Company (a Wisconsin corporation);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: Nov. 8, 2013

/s/ TERESA S. MADDEN
Teresa S. Madden
Senior Vice President, Chief Financial Officer and Director